Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

July 11, 2025

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, New York 12205

To the addressee set forth above:

We have acted as local Nevada counsel to Soluna Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-1 (File No. 333-287519) (as amended through the date hereof, the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale by the Company of (i) such number of shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $5,000,000; (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase such number of shares of Common Stock having an aggregate offering price of up to $5,000,000 (the “Pre-Funded Warrant Shares”); (iii) Series A Warrants (the “Series A Warrants”) to purchase such number of shares of Common Stock having aggregate offering price of up to $5,000,000 (the “Series A Warrant Shares”); (iv) Series B Warrants issued (together with the Series A Warrants, the “Purchaser Warrants”) to purchase such number of shares of Common Stock having an aggregate offering price of up to $5,000,000 (together with the Series A Warrant Shares, the “Purchaser Warrant Shares”); and (v) warrants issued to H.C. Wainwright & Co. (“HCW”), as placement agent (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and the Purchaser Warrants, the “Warrants”) to purchase such number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock to be sold pursuant to the Registration Statement, with an exercise price equal to 125% of the public offering price per share of Common Stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares and Purchaser Warrant Shares, the “Warrant Shares”), all pursuant to one or more securities purchase agreements (each, a “Purchase Agreement”), by and between the Company and each of the purchasers identified on the signature pages thereto (collectively, the “Purchasers”), or pursuant to that certain Engagement Letter, dated as of April 29, 2025 (the “Engagement Letter”), by and between the Company and HCW, as applicable. The Common Shares and the Warrant Shares are hereinafter collectively referred to as the “Shares” and the Shares and the Warrants are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

www.bhfs.com

Soluna Holdings, Inc.
July 11, 2025

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by the Transaction Documents (as defined below) and as described in the Registration Statement and Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents, the Registration Statement and the Prospectus (including, without limitation, with respect to the assumed combined public offering price of the Securities as stated in the Registration Statement and Prospectus).

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and Prospectus, (ii) the Engagement Letter, (iii) the form of Purchase Agreement and the forms of each of the Warrants, each as filed as exhibits to the Registration Statement (together with the Engagement Letter, the “Transaction Documents”); (iii) the articles of incorporation and bylaws of the Company; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein (including, without limitation, each of the Transaction Documents) has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, plan or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

Soluna Holdings, Inc.
July 11, 2025

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Warrants have been duly authorized by the Company.

2. The Common Shares have been duly authorized by the Company, and if, when and to the extent any Common Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including payment in full of any and all consideration required for such Common Shares), such Common Shares will be validly issued, fully paid and nonassessable.

3. The Warrant Shares have been duly authorized by the Company, and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions of, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of any and all consideration for such Warrant Shares as required thereunder), such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Lowenstein Sandler LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Warrants, as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP